April 29, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                           Re:  Prudential Municipal Series Fund
                                File No.:  811-4023


Gentleman:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month year period ended February 28, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                         Very truly yours,


                                                         /s/Deborah A. Docs
                                                          Deborah A. Docs
                                                           Secretary



DAD
Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April, 2003.




	Prudential Municipal Series Fund






Witness:/s/Deborah A. Docs         		By:/s/Grace Torres
            Deborah A. Docs			 Grace Torres
            Secretary			     Treasurer and Principal
                                               Financial and Accounting
                                                       Officer

























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